Exhibit 99.9

STOCK ORDER FORM	PRIME MERIDIAN HOLDING COMPANY

Note: Please read the Stock Order Form Guide and Instructions which accompany this Form.

Deadline: Prime Meridian Holding Company’s offering began on                     . The offering must be completed on or before February 28, 2014, unless extended in our sole discretion until no later than June 30, 2014.

Number of Shares

(1) Number of Shares		Price Per Share		(2) Total Amount Due
	x	$12.50	=	$

The minimum number of shares that any investor may purchase is 500 shares. The maximum number of shares that any investor may purchase is 80,000 shares. Securities will not be issued, without prior approval, to any person who, in the Board of Directors’ opinion, would be required to obtain prior clearance or approval from any state or federal regulatory authority.

Method of Payment

(3)	Enclosed is a check or bank draft drawn on a U.S. bank, a cashier’s check or money order payable to Prime Meridian Holding Company for: $ .

Stock Registration

ONE OWNERSHIP PER ORDER FORM

(4)	Form of stock ownership

☐	Individual	☐	Tenants in Common

☐	Joint Tenants	☐	*Uniform Transfer or Gift to Minors

☐	Tenants by the Entireties (husband and wife only)	☐	Fiduciary/Trust (Under Agreement Dated ) Subject to approval. See restrictions herein.

* Minor’s Social Security Number Required

Name			Social Security or Tax I.D.
Name			Daytime Telephone
Street Address			Evening Telephone
City	State	Zip Code	State of Residence

OFFICE USE:     Date Received                         Check #                        Amount $            Order #                Category       Initials

Acknowledgments

By signing below:

1.	I acknowledge receipt of the Prospectus dated . I acknowledge and certify that I have read and understand the disclosures set forth herein and in the Prospectus. I have relied only on the Prospectus in making my investment decision and on no other written or oral information.

2.	I understand that I may not change or revoke my order once it is received by Prime Meridian Holding Company.

3.	I certify that:

(i)	the social security number or taxpayer identification number given herein is correct; and

(ii)	I am not subject to backup withholding.

If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

4.	I acknowledge that I have not waived any rights under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

5.	I acknowledge that Prime Meridian Holding Company has the right to accept or reject this Stock Order Form in whole or part, in its absolute discretion.

6.	I represent that:

(i)	I am subscribing to purchase shares in good faith, in my own right and not as an agent for any undisclosed person;

(ii)	I have a net worth sufficient to enable me to bear the loss of the investment that I am proposing to make in the shares, am experienced in the evaluation of and investment of my funds in business entities with limited operating histories such as Prime Meridian Holding Company, and, either alone or with one or more Purchaser Representatives (as such term is defined in Securities and Exchange Commission Rule 501[h]), I have such knowledge and experience in financial matters as to be capable of evaluating the relative risks and merits of this prospective investment; and

(iii)	Any shares purchased by me will be held for investment and not with a view to their resale.

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED AS PROVIDED BY THE PROSPECTUS.

All purchasers must sign this form. When purchasing as a custodian, etc., include your full title.

Signature	Title (if applicable)	Date

1.

2.

The securities offered are not savings accounts, deposits or other obligations of a bank. The securities offered are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are subject to investment risk, including the possible loss of your entire investment.

RETURN THIS FORM TO:	Prime Meridian Holding Company
Attention: Sammie D. Dixon, Jr.
Chief Executive Officer and President
1897 Capital Circle NE, Second Floor
Tallahassee, Florida 32308

PRIME MERIDIAN HOLDING COMPANY

ORDER FORM GUIDE AND INSTRUCTIONS

Instructions

Items 1 and 2 – Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the purchase price of $12.50 per share. The minimum purchase is 500 shares and the maximum purchase is 80,000 shares

Shares will not be issued, without prior approval, to any person who, in the Board of Directors’ opinion, would be required to obtain prior clearance or approval from any state or federal regulatory authority to own or control our securities. Prime Meridian Holding Company has reserved the right to reject any subscription received in the offering, in whole or in part, in its absolute discretion.

Item 3 – Payment for shares may be made by check or bank draft drawn on a U.S. bank, a cashier’s check or money order, or funds transferred via wire transfer payable to “Prime Meridian Holding Company.” PLEASE DO NOT MAIL CASH.

Item 4 – The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Prime Meridian Holding Company common stock. Print the name(s) in which you want the securities registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.,” “Mr.,” “Dr.,” “special account,” etc.

PLEASE DATE AND SIGN THE STOCK ORDER FORM WHERE INDICATED ON THE BACK.

PLEASE SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

Individual – The securities are to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Tenants in Common – Tenants in common may identify two or more owners. When securities are held by tenants in common, upon the death of one co-tenant, ownership of the securities will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of securities held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfer or Gift to Minors – For residents of many states, securities may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, securities may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the securities with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial, and last name of the custodian, with the abbreviation “CUST” and “Unif Tran Min Act” or “Unif Gift Min Act” after the name. Print the first name, middle initial, and last name of the minor on the second “NAME” line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, securities held by John Doe as custodian for Susan Doe under the Florida Transfer to Minor Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. FL. Use the minor’s Social Security Number. Only one custodian and one minor may be designated.

Joint Tenants – Joint Tenants with right of survivorship identifies two or more individuals. When securities are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants by the Entireties – Husband and wife only. Essentially the same as Joint Tenants.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your securities may not be registered in a fiduciary capacity. Any trust ownership shall be subject to review and approval by legal counsel for the corporation.

On the first “NAME” line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first “NAME” line. Following the name, print the fiduciary “title” such as trustee, executor, personal representative, etc.

On the second “NAME” line, print either the name of the maker, donor, or testator, OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: “John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated June 9, 1997.”

Definition of Associate

A person’s associates consist of the following: (1) any corporation or other organization (other than Prime Meridian Holding Company) of which such person is a director, officer, or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Prime Meridian Holding Company in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of Prime Meridian Holding Company.